UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               -------------------

                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

          Date of Report (Date of Earliest Event Reported): May 2, 2005

                           FREQUENCY ELECTRONICS, INC.
             (Exact name of registrant as specified in its charter)


          Delaware                    1-8061               11-1986657
(State or other jurisdiction        (Commission          (I.R.S. Employer
      of incorporation)            File Number)        Identification No.)



55 Charles Lindbergh Blvd., Mitchel Field, NY                 11553
   (Address of principal executive offices)                 (Zip Code)

                                 (516) 794-4500
              (Registrant's telephone number, including area code)

                                      NONE
              (Former name, former address and former fiscal year,
                         if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ___ Written  communications  pursuant to Rule 425 under the  Securities Act
         (17 CFR 230.425)
     ___ Soliciting  material pursuant to Rule 14a-12 under the Exchange Act (17
         CFR 240.14a-12)
     ___ Pre-commencement  communications  pursuant  to Rule 14d-2(b)  under the
         Exchange Act (17 CFR 240.14d-2(b))
     ___ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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                                Page 1 of 3 pages
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ITEM 2.01.    COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.


     As previously disclosed, in January 1998, Frequency Electronics, Inc. (the "Company") sold its building in Mitchel Field, Long Island, New York to Reckson Associates Realty Corp. ("Reckson") and currently leases back approximately 43% of the building from Reckson. Upon the sale of the building, the Company received 513,259 units of Reckson Operating Partnership, L.P. ("Units"). Each Unit was convertible into one share of Reckson common stock.

     On March 10, 2005, the Company elected to convert the Units into 513,259 shares of Reckson common stock. Subsequently, the Company proceeded to sell some of these shares in the open market. As of May 2, 2005, the Company has sold in the open market a total of 311,000 of these shares for aggregate cash proceeds of approximately $9,740,000. Such amount exceeds 10% of the total consolidated assets of the Company. As market conditions dictate, the Company will continue to sell Reckson shares in the open market.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            FREQUENCY ELECTRONICS, INC.



                                            By:  /s/ Alan Miller
                                                 ---------------
                                                     Alan Miller
                                                     Chief Financial Officer
                                                     and Treasurer

Dated: May 4, 2005